News Release: FOR IMMEDIDATE RELEASE

For additional information, contact:

Senior Vice President & CFO: Amy Forster Westell Technologies Inc. 630.375.4271 aforster@westell.com	Trade/Business Press: James Atten Westell Technologies Inc. 630.375.4450 jatten@westell.com

Westell Technologies 3rd Quarter Highlights

•     Net loss for the third quarter was $2.5 million or ($0.04) per share.

•     Received orders for Verizon FiOS Multi-Dwelling Unit contract to supply customers with the UltraLine Series3 product.

•     Received Innovations Award in the Home Networking category at the International Consumer Electronics Show (CES) for the UltraLine Series3 product.

•     Retained the investment bank of Raymond James to explore the strategic alternatives for ConferencePlus.

Westell Technologies Reports Fiscal Third Quarter Results

AURORA, IL, JANUARY 23, 2007 - -Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, today announced consolidated revenue for the fiscal third quarter ended December 31, 2007 of $44.4 million and a net loss of $2.5 million or $0.04 per share. The above results are inclusive of $457,000 of expense from Contineo Systems, the software development company that Westell has a 40% equity investment in. In addition, net loss for the fiscal third quarter includes a pre-tax expense of $521,000 in consulting costs related to the implementation of the outsourcing plan.

Customer Networking Equipment (CNE) revenue of $17.9 million for the fiscal third quarter compares to $32.2 million in the fiscal second quarter due primarily to the transitioning of providing modems under the

BellSouth nine-state agreement, which concluded in October, to the new AT&T 22-state contract. Third quarter Outside Plant Systems (OSP), formerly called Network Service Access (NSA), equipment revenue declined to $13.5 million from $15.1 million in the fiscal second quarter. Conferencing Services revenue remained flat at $13.0 million quarter over quarter.

Other Activity

•

Westell has received authority from its Board of Directors to begin exploring the strategic alternatives for ConferencePlus Inc., the services segment of the business. Management has retained the investment bank of Raymond James to assist them throughout this process.

•

The Company received orders for Verizon’s FiOS contract that represents a growth opportunity within Verizon’s rollout of video services to large Multi-Dwelling Unit apartment complexes and high-rise buildings.

•	The UltraLine™ Series3 residential gateway has been named an International CES Innovations 2008 Design and Engineering Award honoree by the Consumer Electronics Association (CEA).

Outlook

“We are pleased with the overall progress we have made towards the repositioning of our marketing strategy and remain confident in our overall growth objectives. We anticipate revenue will improve during the first half of fiscal 2009, as orders from the new 22-state AT&T contract and volume from Verizon FiOS are expected to commence in that timeframe,” said Thomas Mader, Westell Chief Executive Officer. “We believe that the successful execution of our outsourcing strategy, along with our continuing efforts to develop innovative products, has positioned the company for long-term success. We are particularly pleased with the market traction of our UltraLine Series3 product portfolio with its WireSpeedTM routing performance for converged voice, data and video services over multiple media types such as Ethernet, coax and power line. The UltraLine Series3 is the perfect product for IPTV triple-play services. The recent selection for the Verizon FiOS network as well as an Innovations Award at CES are validation of our investments in this high-performance portfolio.”

For the fourth quarter of fiscal 2008, Westell expects revenue to be in a range of $43 to $45 million. Westell expects EPS to be in a range of $0.03 to $0.04 loss per share.

Conference Call Information

Conference Plus, Inc. (ConferencePlus), a Westell subsidiary, will manage Westell’s third quarter fiscal 2008 earnings conference call on Thursday, January 24, 9:30 AM ET using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference on January 24, simply press *0 for support.

If you do not wish to register, you can participate in the call on January 24 by dialing ConferencePlus at 1-877-875-0056 no later than 9:15 AM, Eastern Time and using confirmation number 20396307#. International participants may dial 1-847-585-4340. The Company’s earnings press release and any related earnings information to be discussed on the earnings conference will be posted on the Investor Relations section of the Company’s website at http://www.westell.com. An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay one hour following the conclusion of the conference. The replay of the conference can be accessed by dialing 1-888-843-8996 or 1-630-652-3044 and entering 9947382#.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.

About ConferencePlus

ConferencePlus, a Westell Technologies, Inc. (NASDAQ: WSTL - News) subsidiary, is a leading global provider of audio, web, video and IP conferencing services. ConferencePlus is dedicated to providing high quality, innovative conferencing solutions to its domestic and international clients and telecommunications resellers. ConferencePlus is recognized for outstanding customer service and support to help clients meet their business objectives. The company is headquartered in Schaumburg, Illinois with an international headquarters in Dublin, Ireland. Additional information can be obtained by visiting the ConferencePlus web site at www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “should”, or derivatives thereof and other words of similar meanings are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, an economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2007 under the section Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Financial Results

(Dollars in thousands except per share amounts)

	Three Months ended December 31 2007		Three Months ended December 31 2006	Nine Months ended December 31, 2007		Nine Months ended December 31, 2006
Revenues						
OSP (formerly NSA)	$ 13,472		$ 14,216	$ 42,874		$ 43,515
CNE	17,895		37,452	81,187		121,733
Services	13,029		11,594	39,602		35,189
Total revenues	44,396		63,262	163,663		200,437
Gross profit						
Equipment	8,447	(1)	15,237	30,667	(1)	48,967
Services	6,187		5,602	19,096		17,344
Total gross profit	14,634		20,839	49,763		66,311
Gross margin						
Equipment	26.9%	(1)	29.5%	24.7%	(1)	29.6%
Services	47.5%		48.3%	48.2%		49.3%
Total gross margin	33.0%		32.9%	30.4%		33.1%
Operating expenses						
Sales & marketing	6,414		8,178	18,415	(2)	22,635
Expense to revenue	14.4%		12.9%	11.3%		11.3%
General & administrative	6,227	(3)	3,934	17,196	(3)	13,092
Expense to revenue	14.0%		6.2%	10.5%		6.5%
Research & development	5,694		6,250	16,998		18,199
Expense to revenue	12.8%		9.9%	10.4%		9.1%
Restructuring	176	(4)	-	4,319	(4)	-
Expense to revenue	0.4%		0.0%	2.6%		0.0%
Intangibles amortization	461		415	1,374		1,245
Expense to revenue	1.0%		0.7%	0.8%		0.6%
Total operating expenses	18,972	(5)	18,777	58,302	(5)	55,171
Expense to revenue	42.7%		29.7%	35.6%		27.5%
Operating income (loss)	(4,338)		2,062	(8,539)		11,140
Other income	886		871	2,816		2,311
Interest expense	(7)		(2)	(9)		(4)
Income (loss) before minority interest and taxes	(3,459)		2,931	(5,732)		13,447
Income tax expense (benefit)	(994)		1,053	(1,794)		5,174
Minority interest	37		41	148		151
Net income (loss)	$ (2,502)		$ 1,837	$ (4,086)		$ 8,122
Income (loss) per common share:						
Basic	$ (0.04)		$ 0.03	$ (0.06)		$ 0.12
Diluted	$ (0.04)		$ 0.03	$ (0.06)		$ 0.11
Average number of common shares outstanding:						
Basic	70,436		69,970	70,289		70,447
Diluted	70,436		71,001	70,289		71,125

Footnotes:

(1) Accelerated depreciation in the amount of $92,000 and $1.2 million were recorded on manufacturing equipment in the three and nine months periods, respectively.

(2) The Company recorded a $3.3 million gain relating to a vendor settlement and $600,000 in associated expenses for a net gain of $2.7 million.

(3) The Company recorded $521,000 and $1.6 million of consulting costs related to the implementation of the outsourcing strategy in the three and nine months periods, respectively.

(4) Reorganization costs are for severance and related costs resulting from the outsourcing strategy.

(5) Includes $457,000 in operating expenses related to the investment and consolidation of Contineo Systems.

Westell Technologies, Inc.
Financial Results (continued)
(Dollars in thousands)

	December 31,	March 31,
	2007	2007

Cash and short term investments	70,017	72,167
Accounts receivable	16,956	25,700
Inventory	23,115	18,604
Total current assets	121,198	124,585
Goodwill and intangibles	19,661	20,383
Total assets	204,136	207,350
Total current liabilities	30,771	36,154
Total liabilities and minority interest	38,370	40,011
Shareholders' equity	165,766	167,339

Days sales outstanding	34	39